Exhibit 99.1

PRESS RELEASE

CONTACT CHRIS HEADLY

(540) 349-0218

chris.headly@tfb.bank

FAUQUIER BANKSHARES, INC. ANNOUNCES Third QUARTER 2019 RESULTS

•	Net income increased 31.20% to $2.1 million for the third quarter when compared with the prior quarter and increased 55.81% when compared to the third quarter of 2018;
•	Net loans increased $1.2 million for the third quarter compared with the prior quarter and increased $12.0 million when compared with the third quarter of 2018;
•	Deposits increased $6.7 million for the third quarter compared with the prior quarter and increased $47.8 million when compared with the third quarter of 2018;
•	Net interest margin was 3.73%, unchanged when compared with the prior quarter and decreased from 3.81% for the third quarter of 2018; and
•	Regulatory capital remains strong with ratios exceeding the well capitalized thresholds in all categories.

WARRENTON, VA., October 21, 2019 - Fauquier Bankshares, Inc. (the Company) (NASDAQ: FBSS), parent company of The Fauquier Bank, reported net income of $2.1 million, or $0.54 per diluted share for the quarter ended September 30, 2019, compared with $1.6 million, or $0.41 per diluted share for the prior quarter and $1.3 million, or $0.35 per diluted share for the third quarter of 2018.

For the quarter ended September 30, 2019, the Company’s return on average equity (ROE) and return on average assets (ROA) were 12.46% and 1.14%, respectively, compared with 9.94% and 0.89% for the prior quarter, respectively, and 8.96% and 0.79%, for the third quarter of 2018, respectively.

Marc Bogan, President and CEO said, “We experienced sound third quarter financial results, which were driven by a constant net interest margin, a decline in nonperforming loans, growth in income generated by wealth management services and continued improvement in our efficiency ratio.  While loan growth continues to be competitive, we are encouraged by the strength of our loan pipeline and the future funding of unused commitments.  Deposit growth is steady as we evaluate new and existing products to meet the needs of our customers in the markets we serve.”

Total assets were $726.3 million on September 30, 2019 compared with $717.5 million for the prior quarter and $670.0 million on September 30, 2018.  Net loans were $539.8 million on September 30, 2019 compared with $538.6 million for the prior quarter and $527.8 million on September 30, 2018.  Total deposits were $614.0 million on September 30, 2019 compared with $607.3 million for the prior quarter and $566.2 million on September 30, 2018.  Lower cost transaction deposits (demand and interest checking accounts) were $354.5 million on September 30, 2019 compared with $351.9 million for the prior quarter and $345.9 million on September 30, 2018.

Net interest margin was 3.73% for the third quarter of 2019, unchanged when compared with the prior quarter, and 3.81% for the third quarter of 2018.  Net interest income was $6.2 million for the third quarter of 2019, relatively unchanged when compared with the prior quarter and $5.8 million for the third quarter of 2018.

The Company’s allowance for loan loss methodology determines the level of loan provision at the end of each quarter.  Based on loan portfolio growth, net charge-off history, asset quality indicators, impaired loans and other qualitative factors, the allowance for loan losses was $5.4 million or 0.99% of total loans on September 30, 2019 relatively unchanged when compared the prior quarter and  $5.2 million or 0.98% of total loans on September 30, 2018.

Nonperforming assets were $6.7 million on September 30, 2019, compared with $7.1 million for the prior quarter and $9.0 million on September 30, 2018.  Included in nonperforming assets for the quarter were $5.3 million of nonperforming loans and $1.4 million of other real estate owned.  Net loan charge-offs were $14,000 for the third quarter of 2019 compared with $77,000 for the prior quarter and net loan recoveries of $41,000 for the third quarter of 2018.

Noninterest income was $1.6 million in the third quarter of 2019, compared with $1.4 million for the prior quarter and $1.3 million for the third quarter of 2018.

Noninterest expense for the third quarter of 2019 was $5.4 million compared with $5.5 million for the prior quarter and $5.5 million for the third quarter of 2018.

Shareholders’ equity was $66.0 million on September 30, 2019 compared with $64.1 million for the prior quarter and $58.3 million on September 30, 2018.  Book value per common share was $17.43 on September 30, 2019 compared with $16.94 for the prior quarter and $15.44 on September 30, 2018.

Fauquier Bankshares, through its operating subsidiary, The Fauquier Bank, is an independent community bank offering a full range of financial services, including internet banking, mobile banking with mobile deposit, commercial, retail, insurance, wealth management, and financial planning services through eleven banking offices throughout Fauquier and Prince William counties in Virginia. Additional information is available at www.tfb.bank or by calling Investor Relations at (800) 638-3798.

This press release may contain “forward-looking statements” as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements.  Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates and the shape of the interest rate yield curve, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury, the FDIC and the Board of Governors of the Federal Reserve System, the quality or composition of the loan and/or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, our plans to expand our branch network and increase our market share, and accounting principles, policies and guidelines. Readers should consider these risks and uncertainties in evaluating our forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this news release.

FAUQUIER BANKSHARES, INC.

Selected Financial Data By Quarter

	At or For the Quarter Ended,
(Dollars in thousands, except per share data)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
EARNINGS STATEMENT DATA:
Interest income	$7,362	$7,279	$7,179	$7,094	$6,694
Interest expense	1,171	1,195	1,046	1,042	853
Net interest income	6,191	6,084	6,133	6,052	5,841
Provision for loan losses	-	205	50	-	195
Net interest income after provision for loan losses	6,191	5,879	6,083	6,052	5,646
Noninterest income	1,610	1,400	1,480	1,263	1,324
Noninterest expense	5,419	5,509	5,718	5,612	5,484
Income before income taxes	2,382	1,770	1,845	1,703	1,486
Income taxes	330	206	213	130	169
Net income	$2,052	$1,564	$1,632	$1,573	$1,317

PER SHARE DATA:
Net income per share, basic	$0.54	$0.41	$0.43	$0.42	$0.35
Net income per share, diluted	$0.54	$0.41	$0.43	$0.42	$0.35
Cash dividends	$0.12	$0.12	$0.12	$0.12	$0.12
Weighted average shares outstanding, basic	3,784,934	3,784,934	3,778,895	3,773,836	3,773,836
Weighted average shares outstanding, diluted	3,790,846	3,793,966	3,788,910	3,779,289	3,780,547
Book value	$17.43	$16.94	$16.41	$15.90	$15.44
BALANCE SHEET DATA:
Total assets	$726,339	$717,528	$700,502	$730,805	$669,977
Loans, net	$539,832	$538,593	$539,672	$544,188	$527,802
Securities, including restricted investments	$75,128	$74,310	$72,344	$74,124	$75,124
Deposits	$614,000	$607,256	$592,358	$635,638	$566,231
Transaction accounts (demand & interest checking accounts)	$354,534	$351,891	$346,687	$392,583	$345,862
Shareholders' equity	$65,976	$64,106	$62,133	$60,007	$58,277
PERFORMANCE RATIOS:
Net interest margin (1)	3.73%	3.73%	3.89%	3.79%	3.81%
Return on average assets	1.14%	0.89%	0.96%	0.92%	0.79%
Return on average equity	12.46%	9.94%	10.83%	10.58%	8.96%
Efficiency ratio (2)	69.11%	73.16%	75.41%	76.29%	76.02%
Yield on earning assets	4.43%	4.46%	4.55%	4.44%	4.37%
Cost of funds	0.73%	0.76%	0.69%	0.67%	0.71%

(1)	Net interest margin is calculated as fully taxable equivalent net interest income divided by average earning assets and represents the Company's net yield on its earning assets.
(2)	Efficiency ratio is computed by dividing noninterest expense by the sum of fully taxable equivalent net interest income and noninterest income, net of securities gains or losses.

FAUQUIER BANKSHARES, INC.

Selected Financial Data By Quarter

	At or For the Quarter Ended,
(Dollars in thousands, except for ratios)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
ASSET QUALITY RATIOS:
Nonaccrual loans	$1,941	$2,278	$1,969	$1,993	$2,381
Restructured loans still accruing	2,518	2,979	3,319	3,361	3,402
Loans 90+ days past due and accruing	867	484	1,163	1,227	1,841
Total nonperforming loans	5,326	5,741	6,451	6,581	7,624
Other real estate owned, net	1,356	1,356	1,356	1,356	1,356
Total nonperforming assets	$6,682	$7,097	$7,807	$7,937	$8,980

Allowance for loan losses	$5,395	$5,409	$5,281	$5,176	$5,214
Allowance for loan losses to total loans	0.99%	0.99%	0.97%	0.94%	0.98%
Nonaccrual loans to total loans	0.36%	0.42%	0.36%	0.36%	0.45%
Allowance for loan losses to nonperforming loans	101.30%	94.22%	81.86%	78.65%	68.39%
Nonperforming loans to total loans	0.98%	1.06%	1.18%	1.20%	1.43%
Nonperforming assets to total assets	0.92%	0.99%	1.11%	1.09%	1.34%
Net loan charge-offs (recoveries)	$14	$77	$(55)	$38	$(41)
Net loan charge-offs (recoveries) to average loans	0.003%	0.01%	(0.01)%	0.01%	(0.01)%

FAUQUIER BANKSHARES, INC.

Selected Financial Data

(Dollars in thousands, except per share data)	For the Nine Months Ended
	September 30, 2019	September 30, 2018
EARNINGS STATEMENT DATA:
Interest income	$21,821	$19,604
Interest expense	3,413	2,191
Net interest income	18,408	17,413
Provision for loan losses	255	507
Net interest income after provision for loan losses	18,153	16,906
Noninterest income	4,487	4,811
Noninterest expense	16,643	16,539
Income before income taxes	5,997	5,178
Income taxes	749	616
Net income	$5,248	$4,562

PER SHARE DATA:
Net income per share, basic	$1.39	$1.21
Net income per share, diluted	$1.38	$1.21
Cash dividends	$0.36	$0.36
Weighted average shares outstanding, basic	3,782,943	3,771,945
Weighted average shares outstanding, diluted	3,791,263	3,779,388

PERFORMANCE RATIOS:
Net interest margin (1)	3.78%	3.81%
Return on average assets	1.00%	0.93%
Return on average equity	11.10%	10.66%
Efficiency ratio (2)	72.52%	76.80%

Net loan charge-offs	$36	$386
Net loan charge-offs to average loans	0.007%	0.08%

(1)	Net interest margin is calculated as fully taxable equivalent net interest income divided by average earning assets and represents the Company's net yield on its earning assets.
(2)	Efficiency ratio is computed by dividing noninterest expense by the sum of fully taxable equivalent net interest income and noninterest income, net of securities gains or losses.